2015 ANNUAL MEETING RANDY A. RAMLO CHIEF EXECUTIVE OFFICER MAY 20, 2015 simple solutions for complex times

2014 HIGHLIGHTS GAAP combined ratio increased from 94.8% to 97.8% P&C statutory capital increased from $666 million to $686 million Book value grew from $30.87 per share to $32.67 per share GAAP expense ratio improved from 31.8% to 31.3% Policy retention remained high at 82% 2

PREMIUM GROWTH 3 2010 to 2011 reflects the acquisition of Mercer Insurance Group $0 $100,000 $200,000 $300,000 $400,000 $500,000 $600,000 $700,000 $800,000 $900,000 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 Net Written Premiums ($ in 1,000's)

STATUTORY COMBINED RATIO 4 The above numbers are presented on a statutory basis rather than GAAP LAE – Loss Adjustment Expenses – Defense costs, legal costs, adjustments and other 2011 2012 2013 2014 Losses 61.5 49.3 45.1 53.2 LAE 15.0 21.2 18.2 13.5 U/W Expense 32.1 31.3 32.0 31.4 Combined Ratio 108.6 101.8 95.3 98.1

A YEAR OF FIRES 5 1Q NJ Condo Fire 2Q DSM Younkers Fire 3Q Increase in large fire losses The impact on the combined ratio due to large losses (including fire losses) was 10.8 percentage points

LIFE COMPANY  New/Expanded products – Graded Benefit Whole Life – Long Term Care rider (Qualified Care Accelerated Death Benefit)  Strong capitalization according to A.M. Best  Lapse ratio of 5.5  Life Asset / Liability matching in alignment with future maturities supporting investment returns  Continue to appropriately price products – Single Premium Whole Life  $20 million dividend to parent in the last two years 6

INVESTMENT YIELD 7 NOTE: Total Invested Assets excludes Cash and Cash Equivalents 5.7% 5.7% 5.7% 5.7% 5.1% 4.5% 4.5% 3.8% 3.7% 3.7% 3.3% 0.0% 1.0% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014

PREMIUM TO SURPLUS RATIO 8 1.5 1.2 1.2 0.8 0.7 0.8 0.8 0.7 1.0 1.1 1.1 1.2 0.0 0.2 0.4 0.6 0.8 1.0 1.2 1.4 1.6 1.8 2.0 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 An indication organic growth remains a viable objective Additional leverage results in more favorable ROE

ECONOMY / MARKET CONDITIONS  Positive P&C rate environment for 14 quarters  Rate increases are expected through Q32015 though diminishing as the year progresses  Positive audit premium for the last 14 quarters  Our insureds continue to add exposures at renewal  Policy count growth opportunities 9

1Q15 HIGHLIGHTS Operating income per diluted share $ 0.92 Book value per share $33.76 Combined ratio 89.7% Catastrophes impact on combined ratio 0.1% Return on equity (ROE) 11.4% 10

STOCK PRICE 11 $18.48 $34.21 $30.11 Book Value per Share at 3/31/2015: $33.76 $32.65 $15 $20 $25 $30 $35 $40 Stock Price Book Value Linear (Stock Price) $33.76

CAPITAL MANAGEMENT 12 2010-2014 Shares Repurchased 1,907,872 verage Repurchase Price/share 22.61$ Total Repurchased 40,599,455$ Dividend Payments 83,714,757$ Total Capital Returned to SH $124,314,212

CURRENT OBJECTIVES 13 • Objectives • Increase ROE • Increase Written Premiums • Provide best-in-class service • Be a “best place to work” so as to recruit and retain the best employees • Expand our agency plant and geographic footprint • Leverage our existing product portfolio • Expand our geographic footprint • Excess & Surplus Branch in Los Angeles of February 1, 2014 • Continue to capitalize on strategic growth opportunities 2020 Vision

PROPOSED EXPANSION TO SUPPORT ORGANIC GROWTH 14 Offices in Cedar Rapids, Iowa (corporate headquarters); Denver, Colorado; Houston, Texas; Pennington, New Jersey; Lock Haven, Pennsylvania; New Orleans, Louisiana; Rocklin, California and Los Angeles, California. Licensed in 45 states plus the District of Columbia, we have agency appointments in the states shaded blue. Applications are pending in the states shaded yellow and expansion applications are pending in the states shaded green. Expansion States Surety Bonds Only

UFG SPECIALTY INSURANCE COMPANY 15 $9.5 M Written Premium $18 M to $20 Written Premium (Projected) New branch office opened in Los Angeles on February 3, 2014. First policy issued by the end of February. Currently in the states of CA, OR, NV, AZ. 2015 expansion includes NM, ID, WA, UT. 2015 2014

ACCENTURE CLAIMS SYSTEM Objectives  Enhance service to policyholders and agents  Reduce expenses by improving employee efficiency and accuracy  Provide field adjusters with tools to enhance customer service  Provide additional/expanded management reports  Automate internal controls  Improve reserve accuracy  Currently, more than 15,000 claims converted 16 Analyze Design Build/Test Train 2013 2014 Implement 2015

COMMITMENT TO DOWNTOWN 17 Proposed rendition of the new multi-story companion building for the American Building in downtown Cedar Rapids, IA. Final design decision is pending. Renovation and construction proposed to begin in September 2015 with completion anticipated in December 2016. All proposals are pending city, state and federal approvals. Future public announcements are anticipated in early June.

NEW CHIEF FINANCIAL OFFICER 18 Dawn M. Jaffray Ms. Jaffray brings more than 27 years of experience to UFG, including extensive operational and financial experience with global publicly- and privately-held insurance- and financial services- related companies. Ms. Jaffray's business experience has been focused on insurance, finance and capital management.

NATIONAL RECOGNITION 19  Rated A (Excellent) by A.M. Best Company  Named a Super Regional Property/Casualty Insurer™ every year since 2006 by Insurance Journal magazine  Received the 2014 Interface Partner Award from Applied Systems® (sixth consecutive year)  Placed on Forbes’ 2014 list of “America’s 50 Most Trustworthy Financial Companies”  2015 Recipient of the Better Business Bureau’s Integrity Award

JOHN RIFE RETIRES 2009-2015 UFG Vice Chair/BOD 1998-2009 UFG Board of Directors 1997-2007 UFG CEO 1984-2009 ULIC President 1976-1984 ULIC Marketing Strong, ethical and caring leader for more than 30 years 20

21 Thank You!

2Q2015 DIVIDEND ANNOUNCEMENT 22 UFG Approves a Dividend Increase and Declares a Common Stock Dividend of $0.22 per share! Record Date June 1 Payment Date June 15